Ex. 10.67


                                 STEPHEN BUNKER

                                 95 AUDUBON ROAD
                         WAKEFIELD, MASSACHUSETTS 01880



Citizens  Bank  of  Massachusetts
28  State  Street
Boston,  MA  02109
Attention:  Jamie  Garcia

Re:     Deposit  Account  Control  Agreement
        ------------------------------------

Ladies  and  Gentlemen:

     In connection with financing arrangements between ourselves and Citizens Bank of Massachusetts, 28 State Street, Boston, Massachusetts 02108 ("LENDER") which is joining with us in signing this letter below, we are asking you to enter into this agreement concerning our Account No. _________________________ (the "DEPOSIT ACCOUNT") with you.

     In order to secure our obligations to Lender pursuant to collateral security arrangements between Lender and us, we have assigned to Lender and granted to Lender a security interest in and lien upon the Deposit Account, any cash balances from time to time credited to the Deposit Account and any and all proceeds of any thereof, whether now or hereafter existing or arising (collectively, the "DEPOSIT ACCOUNT COLLATERAL").

     Until you have received instructions from Lender to the contrary, we shall not be entitled to withdraw or direct the disposition of funds from the Deposit Account.

     Notwithstanding the foregoing or any separate agreement that we may have with Lender, Lender shall be entitled, for purposes of this agreement, at any time to give you instructions as to the withdrawal or disposition of any funds from time to time credited to the Deposit Account Collateral, or as to any other matters relating to the Deposit Account or any of the Deposit Account Collateral, without our further consent. Such instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment. You shall be fully entitled to rely upon such instructions from Lender even if such instructions are contrary to any instructions or demands that we may give to you. We confirm that you should follow instructions from Lender even if the result of following such instructions from Lender is that you dishonor items presented for payment from the Deposit Account. We further confirm that you shall have no liability to us for wrongful dishonor of such items in following such instructions from Lender. You shall have no duty to inquire or determine whether our obligations to Lender are in default or whether Lender is entitled, under any separate agreement between us and Lender, to give any such instructions. We further agree to be responsible for your


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customary charges and to indemnify you from and to hold you harmless against any loss, cost or expense that you may sustain or incur in acting upon instructions from Lender which you believe in good faith to be instructions from Lender.

     Unless you have obtained Lender's prior written consent, you agree not to exercise any right of recoupment or set-off, or to assert any security interest or other lien, that you may at any time have against or in any of the Deposit Account Collateral on account of any credit or other obligation owed to you by us or any other person. You may, however, from time to time debit the Deposit Account for any of your customary charges in maintaining the Deposit Account or for reimbursement for the reversal of any provisional credits granted by you to the Deposit Account, to the extent, in each case, that we have not separately paid or reimbursed you therefor.

     You represent and warrant to Lender that the account agreement between you and us relating to the establishment and general operation of the Deposit
Account provides, whether specifically or generally, that the laws of the Commonwealth of Massachusetts govern secured transactions relating to the Deposit Account. You covenant with Lender that you will not, without Lender's prior written consent, amend that account agreement so that secured transactions relating to the Deposit Account are governed by the law of another jurisdiction. In addition, you represent and warrant to Lender that you have not entered, and you covenant with Lender that you will not enter, into any agreement with any other person by which you are obligated to comply with instructions from such other person as to the disposition of funds from the Deposit Account or other dealings with any of the Deposit Account Collateral. You further represent and warrant to Lender that you maintain no deposit accounts for us other than the Deposit Account, and you covenant with Lender that any items or funds received by you for our account will be credited to the Deposit Account.

     Kindly furnish to Lender, at its address indicated below, copies of all customary deposit account statements and other information relating to the Deposit Account that you send to us.

     This agreement shall control over any conflicting agreement between you and us. This agreement shall be governed by the internal law of the Commonwealth of Massachusetts and shall be construed as a sealed instrument under such law.

                         [signatures on following page]


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     If  you  agree to and accept the foregoing, please so indicate by executing and  returning  to  us  the  enclosed  duplicate  of  this  letter.

                                              Very  truly  yours,

LENDER:

Citizens  Bank  of  Massachusetts

By:  /s/  Scott  McKechney                    /s/  Stephen  Bunker
   -----------------------                    ------------------------------
Name:  Scott  McKechnet                       Stephen  Bunker,  individually
Title:  Vice  President
Address:

ACCEPTED AND AGREED as of date set forth above:

Citizens  Bank  of  Massachusetts

By:  /s/  Scott  McKechney
   -----------------------
Name:  Scott  McKechney
Title:  Vice  President


                          COMMONWEALTH OF MASSACHUSETTS

Suffolk,  ss.                                                  Date: 10/11/01
-------                                                              --------

     Then personally appeared the above-named Stephen Bunker and acknowledged the foregoing instrument to be his own free act and deed before me,

                              /s/  Carolyn  Connors
                              ---------------------
                              Notary  Public
                              My  commission  expires  2/4/01
                                                       ------


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